UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 17, 2025
Date of Report (Date of earliest event reported)

Commission File Number
Exact name of registrant as specified in its charter
State or other jurisdiction of incorporation or organization
Address of principal executive offices
Registrant's telephone number, including area code
IRS Employer Identification No.

001-05152	PACIFICORP	93-0246090
(An Oregon Corporation)
825 N.E. Multnomah Street
Portland, Oregon 97232
888-221-7070

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Securities registered pursuant to Section 12(b) of the Act:
PACIFICORP	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

As previously reported, numerous complaints were filed against PacifiCorp following a series of wildfires in Oregon in September 2020 (the "2020 Wildfires"). These complaints include a class action filed against PacifiCorp on September 30, 2020, captioned Jeanyne James et al. v. PacifiCorp, ("James") in Oregon Circuit Court in Multnomah County, Oregon ("Multnomah County Circuit Court Oregon") for which a jury verdict was issued in June 2023, finding PacifiCorp’s conduct grossly negligent, reckless and willful.

On November 17, 2025, PacifiCorp executed a settlement term sheet totaling $150 million with 1,434 individual plaintiffs associated with the 2020 Wildfires. A subset of these individual plaintiffs were granted the opportunity for substitution of lead counsel associated with the 2020 Wildfires, including a number of plaintiffs included in the approximately 1,900 class members in the James case with trial dates. The November 2025 settlement will remove 27 damages phase trials, representing approximately 340 plaintiffs, currently scheduled under Case Management Order No. 11 ("CMO No. 11") for the James case.

Refer to Note 10 of the Notes to Consolidated Financial Statements of PacifiCorp in Part I, Item 1 and to Item 1. Legal Proceedings in Part II of PacifiCorp's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, for further discussion of the 2020 Wildfires and associated legal proceedings, including trial activity, the potential impacts of CMO No. 11 and PacifiCorp’s appeals of the judgments in the James case.

A form of the settlement agreements associated with the settlement term sheet described above ("Form of Settlement Agreement") is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events.

From time to time, PacifiCorp may post information related to the wildfire litigation in the About section of its website (at https://www.pacificorp.com). This information may be considered material information not otherwise publicly available at the time of posting. Such disclosure may serve as the initial public announcement of wildfire litigation developments for purposes of Regulation FD. As such, you are encouraged to visit the site regularly for new and developing information related to the wildfire litigation. Any information available on or through PacifiCorp's website is not part of this Form 8-K and the foregoing web address is included as an inactive textual reference only. PacifiCorp undertakes no obligation to update or revise any such information, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

10.1     Form of Settlement Agreement, dated November 17, 2025 (redacted).

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This report (including exhibits) contains statements that do not directly or exclusively relate to historical facts. These statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and include, but are not limited to, any statements relating to developments in the wildfire litigation, a matter that by its nature is very likely to change, is unpredictable and will continue to evolve over time, as well as the impact of such proceedings on PacifiCorp's operating results, cash flows, and liquidity. Forward looking statements can typically be identified by the use of forward-looking words, such as "will," "may," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "intend," "potential," "plan," "forecast" and similar terms. These statements are based upon PacifiCorp's current intentions, estimates, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of PacifiCorp and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others, considerations that may be disclosed from time to time in PacifiCorp's filings with the United States Securities and Exchange Commission (the "SEC") or in other publicly disseminated written documents. PacifiCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law. The foregoing factors should not be construed as exclusive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICORP

Date: November 19, 2025	/s/ Nikki L. Kobliha
Nikki L. Kobliha
Senior Vice President and Chief Financial Officer

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